SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ####

KANSAS CITY POWER & LIGHT
AND WESTERN RESOURCES
create.

[logo] Westar (TM) Energy

                         LEADING THE ELECTRIC ENERGY INDUSTRY

                         INCREASING SHAREOWNER VALUE

                         BUILDING GROWTH OPPORTUNITIES

                         ENHANCING CUSTOMER SERVICE

Vote "FOR" the KCPL/Western Resources proposal today!

[tab]

BROCHURE

KANSAS CITY POWER & LIGHT
AND WESTERN RESOURCES
create.

[logo] Westar (TM) Energy


                         LEADING THE ELECTRIC ENERGY INDUSTRY

                         INCREASING SHAREOWNER VALUE

                         BUILDING GROWTH OPPORTUNITIES

                         ENHANCING CUSTOMER SERVICE

Vote "FOR" the KCPL/Western Resources proposal today!

WESTAR ENERGY
is committed to delivering value to customers and increasing the value of your investment.

FEATURES
- Over 1 million customers
- More than $8 billion in assets
- Over 8,000 megawatts of electric generation resources
- Innovative value-added products and services

[graph/transaction chart showing Western Resources, KPL and KGE and KCPL electric operations joining into Westar Energy, and KLT Inc.
going to Western Resources]

                           Western Resources, Inc.

                                  [dotted arrow up]

Western Resources               KLT,                KCPL
Electric operations                  Inc.           electric
   operations
KGE, KPL

  [solid down arrow]                           [solid down arrow]

                      [logo] Westar (TM) Energy

[end of graph/chart]


You and your fellow shareowners are being asked to vote on a proposal: to combine the proven and established electric utility operations of Kansas City Power & Light and Western Resources into a new company. The new company, Westar Energy, will be a larger electric utility positioned to compete in a changing marketplace.

In addition, you will become an owner of Western Resources, a diversified consumer services company with a strong growth profile.

In the following pages, we will attempt to answer frequently asked questions about this transaction and its benefits.

Q.   What happens to my stock when the combination takes place?
A. You will exchange each share of your KCPL common stock for common share ownership in two companies:

          [in circle]  KCPL COMMON STOCK

                    [down arrow]

1.   WESTERN RESOURCES COMMON STOCK
     a fractional share of Western Resources common stock worth between $21.50 and $26.50(1)

                         PLUS

2.   WESTAR ENERGY COMMON STOCK
     one share of Westar Energy common stock, estimated by KCPL and Western Resources to be worth approximately $10 to $12(2).

(1) Based on the closing price of Western Resources common stock as reported on the NYSE Composite Tape on June 11, 1998, each share of KCPL common stock would have been converted into a fractional share of Western Resources common stock worth $23.50.
(2) Based on current market conditions and comparable publicly traded electric utilities' dividend yields and price-to-earnings ratios. There can be no assurance as to the actual prices at which Westar Energy stock will trade once listed on the NYSE. Actual prices could be significantly higher or lower than the estimated range.

YOU CAN DETERMINE APPROXIMATELY HOW MUCH STOCK YOU WILL RECEIVE WHEN THE COMBINATION IS COMPLETED:

[calculation workchart]

KCPL shares you currently own       [right arrow]       ____________

multiplied by the assumed exchange
ratio (for this example only)(1)                        x.59873
                                                        ____________

=approximate number of Western
 Resources shares you will receive  [right arrow]       ____________
                                                        ____________

                         PLUS

KCPL shares you currently own       [right arrow]       ____________

multiplied by exchange ratio of 1 to 1                       x1
                                                        ____________

=number of Westar Energy shares you
 will receive                       [right arrow]       ____________
                                                        ____________


(1) This number assumes a Western Resources common stock price of $39.25, which was its closing price on June 11, 1998, as reported on the NYSE Composite Tape. As of this date, each share of KCPL common stock would have been converted into a fractional share of Western Resources common stock worth $23.50. KCPL shareholders may call 800-621-0518 for the exact number of shares to be issued to them based on the most recent Western Resources Index Price.

[end of workchart]

Q.   What happens to my dividend?

A. KCPL and Western Resources have projected an initial annual dividend for Westar Energy for the first full year of operation of $0.72 per share. The actual dividend policy of Westar Energy will be dependent on numerous factors including current economic conditions, earnings and profitability. Western Resources currently pays an annual dividend of $2.14 per share of Western Resources common stock. However, there can be no assurances that the boards of directors of Western Resources and Westar Energy will declare dividends or the amounts of such dividends.

     You will have the option of placing the Western Resources shares you receive in the stock exchange directly into Western Resources direct stock purchase plan and the shares of Westar Energy received into a dividend reinvestment plan intended to be established by Westar Energy.

YOU CAN DETERMINE APPROXIMATELY HOW MUCH YOU WILL RECEIVE IN DIVIDENDS FROM EACH COMPANY:

[calculation workchart]

Western Resources shares received        [right arrow]  ____________
(calculated on previous page)
                                                        ____________

multiplied by Western Resources current
annual dividend per share of $2.14                           x2.14
                                                        ____________

=approximate Western Resources annual
 dividends in dollars you will
 initially receive(1)                   [right arrow]   ____________
                                                        ____________

                     PLUS

Westar Energy shares received
 (calculated on previous page)          [right arrow]   ____________

multiplied by estimated Westar Energy
annual dividend per share of $0.72                           x0.72
                                                        ____________

=approximate Westar Energy annual dividends
 in dollars you will initially receive(1)               ____________
                                                        ____________

(1) There can be no assurances that the boards of directors of Westar Energy and Western Resources will declare dividends in the future, or if declared, the amount of such dividends.

[end of workchart]

Q.   Why should I vote "FOR" this combination?

A.   The benefits of this transaction are four-fold:

- Westar Energy unites three well-known, successful electric utilities into one larger utility better positioned to grow and prosper in a deregulating marketplace.

- Shareowners will gain the predictable earnings of Westar Energy, a regulated electric utility, and will become owners in Western
   Resources, a diversified consumer services company with a strong growth profile.

- The combination of Westar Energy and Western Resources stock received will provide a consistent stream of dividends from diversified sources.

- The creation of Westar Energy is a strategic step toward becoming a leading national provider of electric energy and energy-related products and services.

Q.   Why are we joining with Western Resources?

A. Western Resources brings to this combination its history and commitment to growth and shareholder value:

- Total return for Western Resources shareowners exceeded 48% in 1997.(1)

- Investments in monitored security businesses in 1997 and 1998 created the second largest security business in America, with more than 1 million monitored security customers in 48 states.(1)

- A strategic alliance with ONEOK gives Western Resources 45% ownership in the nation's eighth largest natural gas distribution company.(1)

- Western Resources diversified properties helped increase its revenues in 1997 from the previous year.(1)

- Western Resources solid financial management reduced short-term debt in 1997.(1)

(1)    As reported in Western Resources 1997 annual report

Q.   Who will manage Westar Energy?

A. John Hayes, Western Resources' current chairman and CEO, will hold the position of chairman of Westar Energy. Drue Jennings, KCPL's current chairman, president and CEO, will assume CEO responsibilities of Westar Energy. Both have used their expertise and management insight to achieve success in the electric utility industry.

A ten-member board of directors will govern Westar Energy. Initially, six positions will be appointed by Western Resources and four by KCPL.

Westar Energy will be headquartered in Kansas City, Missouri, with significant electric operations located in Wichita and Topeka, Kansas.

Q.   What is the timetable for closing the transaction?

A. The combination is expected to be completed by mid-year 1999. Assuming KCPL and Western Resources shareowners grant approval of the combination and certain other matters at meetings scheduled on July 30, 1998, it must receive approval from the Kansas Corporation Commission, the Missouri Public Service Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental agencies.

WE NEED YOUR VOTE!

Begin delivering value by voting "FOR" this proposal.

KCPL's Board of Directors approved this combination and encourages you to vote "FOR" the KCPL/Western Resources proposal on the proxy card enclosed if you have not already done so.

If you have any questions about the proxy information you received, you may contact a KCPL representative at the number below.

MORROW & COMPANY
1-800-566-9061

[tab]

FACT SHEET

                           FACT SHEET
                WESTERN RESOURCES/KCPL AGREEMENT

TERMS OF AGREEMENT

     Under the agreement signed March 18, 1998, KCPL shareowners receive both Western Resources stock and Westar Energy stock upon completion of a merger transaction between KCPL and Western Resources. Upon completion of the transaction, KCPL shareowners will receive shares of Western Resources common stock, with a value between $21.50 and $26.50 per share. Based on the closing price of Western Resources common stock as reported on the NYSE Composite Tape on June 11, 1998, each share of KCPL common stock would have been converted into a fractional share of Western Resources common stock worth $23.50. Western Resources shareowners will continue to hold the common stock they currently own.

     At closing, for every one share of KCPL common stock they currently own, KCPL shareowners will also receive one share of Westar Energy with a value estimated by KCPL and Western Resources to be between $10.00 and $12.00 per share based on current market conditions and comparable publicly traded electric utilities' dividend yields and price-to-earnings ratios. This estimate assumes that the dividend for the first year of operation is $0.72 and assumes a normal electric utility payout ratio. The actual dividend policy of Westar Energy will be dependent upon numerous factors including current economic conditions, earnings and profitability. Since Western Energy will be a newly-formed entity with no trading history, there can be no assurances that Westar Energy will trade at such levels. Actual prices could be significantly higher or lower than the estimated range.

     Western Resources will own 80.1% of Westar Energy's total common equity and KCPL shareowners will own approximately 19.9% of Westar Energy. KCPL shareowners will own approximately 35% of Western Resources and Western Resources' existing shareowners will own approximately 65% of Western Resources based on current Western Resources stock price. It is anticipated that the transaction will be tax-free to both Western Resources and KCPL shareowners and accounted for as a purchase.

     On a proforma basis for the year ended December 31, 1997, Westar Energy's revenues would have been approximately $2.1 billion and its debt $2.7 billion ($1.9 billion from Western Resources and $800 million from KCPL). With over $8 billion in combined assets, Westar Energy will serve more than 1 million electric customers in Kansas and Missouri. The combined entity will have more than 8,000 megawatts of electric generation resources.

DIVIDEND POLICY

     KCPL currently pays an annual dividend of $1.62 per KCPL share. Western Resources currently has an indicated annual dividend of $2.14 per Western Resources share. KCPL and Western Resources have projected an initial annual dividend for Westar Energy for the first full year of operation of $0.72 per share. The actual dividend policy of Westar Energy will be dependent upon numerous factors including current economic conditions, earnings and profitability. It is anticipated that after completion of the transaction, KCPL shareowners will receive dividends on both the Western Resources shares and the Westar Energy shares exchanged for their KCPL shares.

     Of course, there can be no assurance that the boards of directors of either Western Resources or Westar Energy will declare dividends in the future or, if declared, the amount of such dividends.

MANAGEMENT AND BOARD

     John E. Hayes, Jr., will become chairman of the board of Westar Energy and Drue Jennings will become chief executive officer. Initially, the board of directors of Westar Energy will consist of 10 members, including six directors appointed by Western Resources and four directors from KCPL. In addition, three KCPL directors will join Western Resources' board.

HEADQUARTERS

     Westar Energy will do business in its various service areas under the names KCPL, KGE, and KPL. The corporate headquarters of Westar Energy will be in Kansas City, Missouri. Its customer service operations will be headquartered in Wichita, Kansas, and its field operations will be located in Topeka, Kansas.

COLLAR

     Western Resources shares to be received by KCPL shareowners in the exchange will be worth between $21.50 and $26.50. Based on the closing price of Western Resources common stock as reported on the NYSE Composite Tape on June 11, 1998, each share of KCPL common stock would have been converted into a fractional share of Western Resources common stock worth $23.50.

APPROVALS AND TIMING

     The transaction is conditioned, among other things, upon the approval of each company's shareowners at meetings scheduled for July 30, 1998. Other approvals include various state and federal regulatory agencies, including the Kansas Corporation Commission, the Missouri Public Service Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and other governmental agencies. The companies are hopeful that regulatory approvals can be obtained by mid-1999.

     Salomon Smith Barney is serving as financial advisor and Sullivan & Cromwell is serving as legal advisor to Western Resources. Merrill Lynch & Co. is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to KCPL.

[tab]

TRANSACTION CHART

[flow chart]

                       HOW THE TRANSACTION LOOKS

PRE-TRANSACTION:
                                                        [square]
               [square]                                   KCPL
                  WR                                   (Regulated)
                 (KPL)                                   Utility)

[connecting line]   [connecting line]              [connecting line]

    [square]             [square]                        [square]
   Unregulated              KGE                          KLT Inc.
   Businesses



POST-TRANSACTION:

          [dotted circle]                     [dotted circle]
          WR Shareholders                    KCPL Shareholders

               65.5%     34.5%(a)                  19.9%

[line connecting down   [line connecting down      [line down to
 to WR square]          to WR square]              Westar Energy
                                                         KCPL
                                                         KGE
                                                         KPL square]


                        [square]
                            WR


                          100%                80.1%

   [line  down from       [line down from     [line down from
   WR square to           WR square to        WR square to
   Monitoreed Security      KLT Inc.          Westar Energy
   Gas                      square]             KCPL
   Other Businesses                             KGE
   square]                                      KPL square]

    [square]                  [square]                 [square]
Monitored Security            KLT Inc.                Westar Energy
Gas                                                      KCPL
Other Businesses                                         KGE
                                                         KPL

(a) Based on 65.4mm WR Shares, 61.9mm KCPL shares, a 0.555 exchange ratio, and a $42.31 WR 03/13/98 closing stock price.

[tab]

COLLAR

[This page taken from page 11, the "Conversion of KCPL Common Stock", of the Joint Proxy Statement of Western Resources, Inc. and Westar Energy, Inc. filed with Securities and Exchange Commission on behalf of KCPL on June 10, 1998]

[tab]

Q&A

                             STOCK-RELATED
                          QUESTIONS & ANSWERS

- What will happen to my KCPL shares when Westar Energy is formed?

  Shareholders will receive a fractional share of Western Resources common stock worth between $21.50 and $26.50 for each one share of KCPL stock exchanged. Based on the closing price of Western Resources common stock as reported on the NYSE Composite Tape on June 11, 1998, each share of KCPL common stock would have been converted into a fractional share of Western Resources common stock worth $23.50.
     Shareholders will also receive one share of Westar Energy stock for each KCPL share exchanged, with a value estimated by KCPL and Western Resources to be approximately $10 to $12, based on market conditions and comparable publicly traded electric utilities' dividend yields and price-to-earnings ratios. However, since Westar Energy will be a newly formed entity with no trading history, there can be no assurance that Westar Energy will trade at such levels. Actual prices could be significantly higher or lower than the estimated range.

- What will my dividend be when the transaction is complete?

  It is anticipated that after the transaction is complete, KCPL shareholders will receive dividends on both the Western Resources shares and the Westar Energy shares exchanged for their KCPL shares. KCPL and Western Resources have projected an initial annual dividend for Westar Energy for the first full year of operation of $0.72 per share. The actual dividend policy of Westar Energy will be dependent upon numerous factors including current economic conditions, earnings and profitability.
     For each fractional share of Western Resources stock received, shareholders will receive the same fraction of a full dividend from Western Resources. So there will actually be two dividends paid, with a total of the initial annual combined dividends estimated to be approximately $1.90 for the combined exchanged shares of Westar Energy and Western Resources stock.
     Of course, there can be no assurance that the boards of the directors of either Western Resources or Westar Energy will declare dividends in the future or, if declared, the amount of such dividends.

- I would like details about the collar.

  The number of shares to be received by KCPL shareholders in the exchange will be equal to between $21.50 and $26.50 per share in value. Based on the closing price of Western Resources common stock as reported on the NYSE Composite Tape on June 11, 1998, each share of KCPL common stock would have been converted into a fractional share of Western Resources common stock worth $23.50.

                             STOCK-RELATED
                          QUESTIONS & ANSWERS
                               Continued

- During negotiations and transition activities with Western Resources over the last year, it seems our stock price has remained flat compared to other electric utilities. Will we be "handcuffing" KCPL's ability to grow its stock price for year while we complete this restructured transaction?

  The fact of the matter is, KCPL has increased value to shareholders and the numbers can prove it.

  As of March 31, 1998, the end of the first quarter of this year, KCPL had delivered a cumulative total return of about 8% to its shareholders, compared with an industry average cumulative total return of around 6%. For the five-year period ending March 31, 1998, KCPL's cumulative total return to shareholders was about 75%, compared with an industry average of 59%.

  To put this in perspective, KCPL's total returns are consistently above the industry average for these same periods. These numbers include stock price appreciation and dividend reinvestment.

                     OLD DEAL vs NEW DEAL-RELATED
                          QUESTIONS & ANSWERS

- How does the shareholder value for this transaction compare with the previous agreement with Western?

  It is important to know that the so-called "old deal" with Western Resources was essentially "no deal." Western's financial advisors were unable to issue a fairness opinion, and we negotiated the restructured agreement we announced on March 19, 1998.

- Why didn't KCPL try to make Western hold to the higher value of its previous offer?

  It is important to know that the so-called "old deal" with Western Resources was essentially "no deal." Western's financial advisors were unable to issue a fairness opinion, and we negotiated the
  restructured agreement we announced on March 19, 1998.   Our
  objective is to grow a strong company for the future.

- Couldn't this new transaction correctly be termed a "refinement" of the previous transaction?

  The new transaction between KCPL and Western Resources is an entirely different structure from that previously announced in 1997. The transaction has been restructured in order to achieve the highest value for shareholders while allowing the transaction to move forward.

[tab]

PRESS RELEASE

[WESTERN RESOURCES LOGO]                [KCPL LOGO]


MEDIA CONTACTS:                              MEDIA CONTACTS:
Michel' J. Philipp (785) 575-1927            Phyllis Desbien (816) 556-2903

INVESTOR CONTACT:                            INVESTOR CONTACT:
Bruce Burns (785) 575-8227                   David Myers (816) 556-2312

                           JOINT NEWS RELEASE
                         _____________________

                   MEETINGS SET FOR SHAREOWNER VOTE

     TOPEKA, Kansas, and KANSAS CITY, Missouri, June 9, 1998 --

Western Resources (NYSE:WR) and Kansas City Power & Light Company

(NYSE:KLT) today announced that shareowner meetings to approve the merger agreement are scheduled for July 30.

     Proxy information is expected to be mailed to shareowners of both companies within the next few days. The meetings will be at 10 a.m. at

Bradbury Thompson Alumni Center, Washburn University, Topeka, for

Western Resources shareowners and at 10 a.m. at the Gem Theater, 18th

& Vine, Kansas City, Missouri, for KCPL shareowners.

     Under the agreement, the new company -- Westar Energy -- will be created from the KGE and KPL electric operations of Western Resources and the electric operations of KCPL. Each KCPL shareowner will receive

$23.50 worth of Western Resources common stock, based on yesterday's closing price for Western Resources and subject to a collar mechanism.

Each KCPL shareowner also will receive one share of Westar Energy common stock, for each share of KCPL common stock owned. The companies estimate that each share of Westar Energy common stock will have an approximate value of between $10 and $12 per share.*

                                -more-

p. 2 - MEETINGS SET

     Approval of the transaction requires a majority (50% ) of Western

Resources common shares outstanding and 2/3rds of all outstanding KCPL shares. Shareowners of record as of June 11 will be eligible to vote.

     The merger will create a company with more than one million electric customers in Kansas and Missouri, $8.2 billion in assets and more than 8,000 megawatts of electric generation resources.

     The boards of directors of Western Resources and KCPL approved the restructured merger of the two companies in March.

     The companies also expect to file their regulatory applications with the Kansas Corporation Commission (KCC) and the Missouri Public

Service Commission (MPSC) within the next few weeks. In addition to the approval of the KCC and the MPSC, the merger is conditioned upon the approvals of the Federal Energy Regulatory Commission, the Nuclear

Regulatory Commission, and other governmental agencies.

                                 -30-

Western Resources (NYSE:WR) is a consumer services company with interests in monitored security and energy. The company has total assets of more than $7 billion, including security company holdings through ownership of Protection One (NASDAQ:ALRM), which has more than 1 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 614,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE:OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers. Through its other subsidiaries, Westar Capital and The Wing Group, the company participates in energy-related investments in the continental United States and offshore.
     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.

     Kansas City Power & Light Company (NYSE:KLT) provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City, parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly owned subsidiary of KCPL, pursues opportunities in nonregulated, primarily energy-related ventures.
     For more information about KCPL, visit http://www.kcpl.com.

     *There can be no assurance as to the actual price at which Westar Energy common stock will trade once listed on the NYSE.

     Forward-Looking Statements: Certain matters discussed in this news release are "forward-looking statements." The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we "believe", "anticipate," "expect" or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations, or goals. Such statements address future events and conditions concerning capital expenditures, earnings, litigation, rate and other regulatory matters, possible corporate restructurings, mergers, acquisitions, dispositions, liquidity and capital resources, interest and dividend rates, environmental matters, changing weather, nuclear operations, and accounting matters. What happens in each case could vary materially from what we expect because of such things as electric utility deregulation, including ongoing state and federal activities; future economic conditions; legislative developments; our regulatory and competitive markets; and other circumstances affecting anticipated operations, revenues and costs.

[WESTERN RESOURCES LOGO]           [KCPL LOGO]

MEDIA CONTACTS:                         MEDIA CONTACTS:
Michel' J. Philipp (785) 575-1927       Phyllis Desbien (816) 556-2903

INVESTOR CONTACT:                       INVESTOR CONTACT:
Bruce Burns (785) 575-8227              Andrea Bielsker (816) 556-2312


                       JOINT NEWS RELEASE
                     ______________________

                     NEW AGREEMENT REACHED,
             RESULTS IN FORMATION OF WESTAR ENERGY

               SHAREOWNER MEETINGS SET FOR SUMMER

     TOPEKA, Kansas, and KANSAS CITY, Missouri, March 19, 1998 (6:30

a.m. CST) -- Western Resources (NYSE:WR) and Kansas City Power & Light

Company (NYSE:KLT) today announced a restructuring of their merger agreement, resulting in the formation of a new electric company. Both companies will ask shareowners to approve the transaction around June

30.

     The new company -- to be named Westar Energy -- will be

headquartered in Kansas City, Missouri, and traded on the New York

Stock Exchange. Under the new agreement, each KCPL shareowner will receive $23.50 worth of Western Resources common stock, subject to a collar mechanism, for each share of KCPL common stock owned. In addition, for each KCPL common share owned, each KCPL shareowner will receive one share of the new company -- Westar Energy -- with an estimated value of between approximately $10.00 and $12.00 per share based on current market conditions. This estimate is based on an analysis by KCPL and Western Resources assuming that the dividend for the first year of operation is $0.72 and assuming a

                                -more-

p. 2 - WESTAR ENERGY

normal electric utility payout ratio.  Since Westar Energy will be a newly formed entity with no trading history, there can be no assurance that Westar Energy will trade at such levels.

     "This unique and creative approach will give the electric

operations of both companies a foundation for success in the new competitive environment," said John E. Hayes, Jr., Western Resources chairman of the board and chief executive officer. "Shareowners will reap the benefits of the regulated utility assets of Western Resources and KCPL and the upside potential of ownership in Western Resources, a consumer services company with diversified holdings in monitored security and energy companies.

     "This transaction provides significant tangible benefits for all involved," said Hayes. "Our mutual commitment to no employee layoffs and long-range cost savings exemplifies what our two companies can do together. We are delighted to build on each other's strengths to create a company poised for the future." Western Resources and KCPL will contribute their respective electric operations to form Westar

Energy, which will be 80.1 percent owned by Western Resources and 19.9 percent by KCPL shareowners.

     "By combining the electric utility businesses of both companies,

we are creating a larger regional platform from which to provide customers with the same reliable competitive energy services to which they are accustomed," said Drue Jennings, KCPL's chairman of the board, president and chief executive officer.

     "In addition, KCPL shareowners' ownership in Western Resources,

one of the most dynamic companies in the nation, has the potential for growth," said Jennings. "Western Resources' management team has a demonstrated track record for growth, having delivered to its

                                -more-

p. 3 - WESTAR ENERGY

shareowners a total return on their investment of approximately 48%

during the last year. We are extremely pleased with this agreement and look forward to making it happen."

     Westar Energy will continue to operate under the brand names of

KCPL, KGE, and KPL. The combined company will have more than one million electric customers in Kansas and Missouri, $8.2 billion in assets and more than 8,000 megawatts of electric generation resources.

Hayes will serve as chairman of the board; Jennings will assume chief executive officer responsibilities of Westar Energy.

     A 10-member board of directors will govern Westar Energy. Six positions will be appointed by Western Resources and four positions from KCPL.

     Westar Energy's executive headquarters will be in Kansas City,

Missouri, customer service operations will be headquartered in

Wichita, and its field operations will be headquartered in Topeka.

     Western Resources will continue to be headquartered in Topeka,

Kansas, and will include KLT, Inc., KCPL's unregulated operations;

80.1% of Westar Energy; Western Resources' existing investments of 45%

interest in ONEOK, Inc., the eighth largest natural gas distribution company in the nation; an 80% interest in Protection One, the second largest monitored security company with more than one million security customers in 48 states; and the Wing Group, international power project developers. Three members of the KCPL board will join the

Western Resources board.

p. 4 -    WESTAR ENERGY

     Western Resources will continue to trade on the New York Stock

Exchange under the symbol WR.

     Salomon Smith Barney, Western Resources' investment banker, and

Merrill Lynch & Co., Inc., KCPL's investment banker, have presented fairness opinions to the boards of directors of each company. The agreement must receive approval from various regulatory agencies.  The approval process should take approximately 12 months.  It is expected the transaction will close by mid-year 1999.

                              -30-



     Western Resources (NYSE:WR) is a consumer services company with interests in monitored security and energy. The company has total assets of approximately $7 billion, including security company holdings through ownership of Protection One (NASDAQ:ALRM), which has more than 1 million security customers in 48 states. Its utilities, KPL and KGE, provide electric service to approximately 600,000 customers in Kansas. Through its ownership in ONEOK Inc. (NYSE:OKE), a Tulsa-based natural gas company, Western Resources has a 45 percent interest in the eighth largest natural gas distribution company in the nation, serving more than 1 million customers. Through its other subsidiaries, Westar Capital and The Wing Group, the company participates in energy-related investments in the continental United States and offshore.

     For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.


     Kansas City Power & Light Company (NYSE:KLT) provides electric power to a growing and diversified service territory encompassing metropolitan Kansas City, parts of eastern Kansas and western Missouri. KCPL is a low-cost producer and leader in fuel procurement and plant technology. KLT Inc., a wholly owned subsidiary of KCPL, pursues opportunities in nonregulated, primarily energy-related ventures.
     For more information about KCPL, visit http://www.kcpl.com.

     This press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect numerous assumptions, and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are: electric load and customer growth; abnormal weather conditions; available sources and cost of fuel and generating capacity; the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry; state and federal regulatory commission decisions; the ability of the combined company to achieve synergies; the economic climate and growth in the service territories of the two companies; economies generated by the merger; inflationary trends and interest rates and the other risks detailed from time to time in the two companies' SEC reports.

[tab]

SERVICE TERRITORY

[graph showing map of states of Kansas, Missouri and Oklahoma and with certain cities pinpointed and service territories emphasized by shading]


                  WESTERN RESOURCES(R) / KCPL / ONEOK

                 COMBINED REGULATED SERVICE TERRITORY

[map]

KPL    [service territory in portion of Kansas; Topeka, Kansas pinpointed]
KGE    [service territory in portions of Kansas and Oklahoma; Wichita,
        Kansas and Bartlesville, Oklahoma pinpointed]
KCPL   [service territory in portion of Missouri; Kansas City, Missouri, pinpointed]
ONEOK [service territory in portion of Oklahoma; Oklahoma City, Oklahoma pinpointed]

[end of map]

With completion of KCPL and ONEOK transactions, the company will rank 33rd* nationally among electric companies and 8th nationally among natural gas distribution companies.

*Based on retail electric revenues